SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                   June 5,1998

                            (Earliest Event Reported)

                             Synovus Financial Corp.
                          (Exact Name of Registrant as
                            Specified in its Charter)

   Georgia                      1-10312                           58-1134883
(State of                     (Commission File                  (IRS Employer
  Incorporation)                Number)                          Identification
                                                                    Number)

                 901 Front Avenue, Suite 301, Columbus, Georgia 31901
                    (Address of principal executive offices)

                                 (706) 649-2267
                         (Registrant's Telephone Number)

          (Former name or former address, if changed since last report)

Item 5.           Other Events.


     On April 23, 1998, Synovus Financial Corp. ("Registrant") announced a three-for-two stock split to be distributed on May 21, 1998, to shareholders of record as of May 7, 1998 with a brokers' cut-off date of May 14, 1998. The stock split resulted in the issuance of 87,753,011 additional shares of common stock. The par value of the new shares totaled $87,753,011 which was transferred from surplus and retained earnings to the common stock account. The stock split also resulted in $80,189 of fractional shares being transferred from surplus.

     The following summary of selected statistical data is presented below on both a pre-split and post-split basis. All post-split share and per share information has been retroactively restated to reflect the stock split as if it had occurred on January 1, 1993.

                                    PRE-SPLIT

Table 1

Five Year Selected Financial Data
(In thousands, except per share data)

                                                                     Years Ended December 31,
                                                       1997        1996        1995        1994        1993
Net interest income                               $   412,389     374,874     341,875     301,231     263,213
Provision for losses on loans                          32,296      31,766      25,787      25,387      24,924
Income before extraordinary item                      165,236     139,604     114,583      89,452      80,379
Net income                                            165,236     139,604     114,583      89,452      77,467
Per share data:

   Income before extraordinary item - basic              0.95        0.80        0.66        0.53        0.48
   Income before extraordinary item - assuming dilution  0.93        0.79        0.66        0.53        0.48
   Net income - basic                                    0.95        0.80        0.66        0.53        0.47
   Net income - assuming dilution                        0.93        0.79        0.66        0.53        0.46
   Cash dividends declared                               0.36        0.29        0.24        0.20        0.17
   Book value per share                                  5.16        4.49        3.99        3.41        3.26
Long-term debt                                        126,174      97,283     106,815     139,811     143,481
Average total equity                                  834,726     730,541     639,426     566,562     505,027
Average total assets                                8,815,423   8,135,587   7,498,299   6,782,659   6,141,794

Ratios:

   Return on assets before extraordinary item            1.87 %      1.72        1.53        1.32        1.31
   Return on assets after extraordinary item             1.87        1.72        1.53        1.32        1.26
   Return on equity before extraordinary item           19.80       19.11       17.92       15.79       15.92
   Return on equity after extraordinary item            19.80       19.11       17.92       15.79       15.34
   Dividend payout ratio <F1>                           38.10       36.62       36.69       36.90       35.10
   Average equity to average assets                      9.47        8.98        8.53        8.35        8.22

<F1>Determined by dividing  dividends  declared by net income,  including pooled subsidiaries.

The following table has been restated for the three-for-two stock split declared on April 23, 1998.

                                                  POST-SPLIT

Five Year Selected Financial Data
(In thousands, except per share data)

                                                                     Years Ended December 31,
                                                       1997        1996        1995        1994        1993
Net interest income                               $   412,389     374,874     341,875     301,231     263,213
Provision for losses on loans                          32,296      31,766      25,787      25,387      24,924
Income before extraordinary item                      165,236     139,604     114,583      89,452      80,379
Net income                                            165,236     139,604     114,583      89,452      77,467
Per share data:

   Income before extraordinary item - basic              0.63        0.53        0.44        0.35        0.32
   Income before extraordinary item - assuming dilution  0.62        0.53        0.44        0.35        0.32
   Net income - basic                                    0.63        0.53        0.44        0.35        0.31
   Net income - assuming dilution                        0.62        0.53        0.44        0.35        0.31
   Cash dividends declared                               0.24        0.19        0.16        0.13        0.11
   Book value per share                                  3.44        2.99        2.66        2.27        2.17
Long-term debt                                        126,174      97,283     106,815     139,811     143,481
Average total equity                                  834,726     730,541     639,426     566,562     505,027
Average total assets                                8,815,423   8,135,587   7,498,299   6,782,659   6,141,794

Ratios:

   Return on assets before extraordinary item            1.87 %      1.72        1.53        1.32        1.31
   Return on assets after extraordinary item             1.87        1.72        1.53        1.32        1.26
   Return on equity before extraordinary item           19.80       19.11       17.92       15.79       15.92
   Return on equity after extraordinary item            19.80       19.11       17.92       15.79       15.34
   Dividend payout ratio <F1>                           38.10       36.62       36.69       36.90       35.10
   Average equity to average assets                      9.47        8.98        8.53        8.35        8.22

<F1>Determined by dividing  dividends  declared by net income,  including pooled subsidiaries.

                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SYNOVUS FINANCIAL CORP.
                                             ("Registrant")

Dated: June 5, 1998                         By:/s/ Kathleen Moates
                                                   Kathleen Moates
                                                   Senior Vice President

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